UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2012

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

211 Main Street, San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 667-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2012, at a meeting of the Board of Directors of The Charles Schwab Corporation (the Board), the Board elected Stephen A. Ellis to the Board effective immediately to serve as a member of the class of directors whose term expires at the annual meeting of stockholders in 2013. The Board determined Mr. Ellis to be independent under the independence standards of the New York Stock Exchange and took action to appoint Mr. Ellis to serve on the Nominating and Corporate Governance Committee effective December 1, 2012. On October 25, 2012, the Board took action to elect Mark A. Goldfarb to the Board effective December 1, 2012, to serve as a member of the class of directors whose term expires at the annual meeting of stockholders in 2015. The Board of Directors determined Mr. Goldfarb to be independent under the independence standards of the New York Stock Exchange and took action to appoint Mr. Goldfarb to serve on the Audit Committee and Nominating and Corporate Governance Committee effective December 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Charles Schwab Corporation

Date: October 29, 2012	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer